                                                                    EXHIBIT 23.2


                 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP


            Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement , or as having prepared or certified any report or valuation which is used in connection with the registration statement, with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

            The Annual Report on Form 10-K for the fiscal year ended August 31, 2002 (the "Form 10-K") to which this notice is filed as an exhibit is incorporated by reference into the following registration statements (collectively, the "Registration Statements") filed by The Shaw Group Inc. (the "Company") with the Securities and Exchange Commission ("SEC"), and, for purposes of determining any liability under the Securities Act, is deemed to be a new registration statement for each Registration Statement into which it is incorporated by reference:

Form S-8 No. 333-02666 (dated March 25, 1996)
Form S-3 No. 333-04570 (dated May 3, 1996)
Form S-3 No. 333-30493 (dated July 1, 1997)
Form S-8 No. 333-36315 (dated September 24, 1997)
Form S-3 No. 333-62757 (dated September 2, 1998)
Form S-8 No. 333-87175 (dated September 16, 1999)
Form S-3 No. 333-44542 (dated August 25, 2000)
Form S-3 No. 333-62848 (dated June 12, 2001)
Form S-8 No. 333-62852 (dated June 12, 2001)
Form S-8 No. 333-62856 (dated June 12, 2001)
Form S-3 No. 333-62978 (dated June 14, 2001)
Form S-3 No. 333-84408 (dated March 15, 2002)
Form S-3 No. 333-90058 (dated June 7, 2002)

            On June 26, 2002, the Company dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent auditors and engaged Ernst & Young LLP ("Ernst & Young") to serve as its independent auditors for the fiscal year ending August 31, 2002. The Arthur Andersen dismissal and the Ernst & Young engagement were recommended by the Company's Audit Committee and approved by the Company's Board of Directors and became effective immediately. For additional information, see the Company's Current Report on Form 8-K filed with the SEC on June 26, 2002. The Company's understanding is that the staff of the SEC has taken the position that it will not accept consents from Arthur Andersen if the engagement partner and the manager for the Company's audit are no longer with Arthur Andersen. Both the engagement partner and the manager for the Company's audit are no longer with Arthur Andersen. As a result, the Company has been unable to obtain Arthur Andersen's written consent to the incorporation by reference into the Registration Statements of Arthur Andersen's audit report with respect to the Company's consolidated financial statements as of August 31, 2001 and August 31, 2000 and for the fiscal years then ended. Under these circumstances, Rule 437a under the Securities Act permits the Company to file this Form 10-K without a written consent from Arthur Andersen. As a result, however, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act for any purchases of the Company's securities made on or after the date of this Form 10-K pursuant to the Registration Statements. To the extent provided in Section 11(b)(3)(C) of the Securities Act, however, other persons who are liable under Section 11(a) of the Securities Act, including the Company's officers and directors, may still rely on Arthur Andersen's original audit reports as being made by an expert for purposes of establishing a due diligence defense under Section 11(b) of the Securities Act.